[PULTE HOMES LOGO]                                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                         Investor Relations
                                                              ------------------
                                                           Contact: James Zeumer
                                                                  Vice President
                                                                  (248) 433-4597
                                                     email: jim.zeumer@pulte.com

                                                                 Media Relations
                                                           Contact: Mark Marymee
                                                        Corporate Communications
                                                                  (248) 433-4648
                                                   email: mark.marymee@pulte.com

                  PULTE HOMES REPORTS RECORD FOURTH QUARTER AND
                        FULL YEAR 2005 FINANCIAL RESULTS

- FOURTH QUARTER EARNINGS FROM CONTINUING OPERATIONS INCREASE 28% TO A RECORD $2.03 PER DILUTED SHARE

-     Q4 HOME SETTLEMENT REVENUES CLIMB 28% TO A RECORD $5.0 BILLION

- NET NEW ORDERS FOR THE QUARTER CLIMB 24% TO $3.3 BILLION; BACKLOG VALUE INCREASES 22% TO $6.3 BILLION

- 2005 CONSOLIDATED REVENUES INCREASE 28% TO A RECORD $14.7 BILLION; 2005 EARNINGS FROM CONTINUING OPERATIONS INCREASE 43% TO $5.47 PER DILUTED SHARE

- COMPANY REAFFIRMS GUIDANCE FOR 2006 EARNINGS FROM CONTINUING OPERATIONS IN THE RANGE OF $6.00 TO $6.25 PER DILUTED SHARE

- COMPANY REPURCHASES $102 MILLION OF STOCK DURING Q4; BOARD APPROVES NEW $200 MILLION SHARE REPURCHASE AUTHORIZATION

      BLOOMFIELD HILLS, MI, FEBRUARY 1, 2006 - Pulte Homes, Inc. (NYSE: PHM) today announced record financial results for its fourth quarter and year ended December 31, 2005. For the quarter, income from continuing operations increased 28% to a record $531.7 million, compared with $415.2 million in 2004. Fourth quarter earnings from continuing operations increased 28% to $2.03 per diluted share, compared with prior year earnings from continuing operations of $1.59 per diluted share. Quarterly and annual earnings per share for both years have been adjusted for the Company's 2:1 stock split effected September 1, 2005 and for the reclassification of Pulte's Mexico business to Discontinued Operations following its sale as announced on December 27, 2005.

      Consolidated fourth quarter revenues for the Company increased 24% to $5.1 billion.

      For the full year 2005, Pulte Homes reported record consolidated revenues of $14.7 billion, an increase of 28% over the prior year. Full year earnings from continuing operations gained 43% to $5.47 per diluted share, compared with $3.82 in the prior year.

      "We are very pleased with Pulte's fourth quarter and full year operating and financial results," said Richard J. Dugas, Jr., President and Chief Executive Officer. "The strength of Pulte's diversified business model, particularly our customer segment diversity that includes an unmatched position serving the exploding Active Adult population with our Del Webb brand, once again allowed Pulte to post excellent new order growth that is among the strongest in our industry. Fundamentally, our strategy of serving all major buyer segments and geographies offers opportunities for increased growth and more consistent financial performance."

      "Through the scale, scope and diversification advantages Pulte maintains, we see opportunity for further growth in 2006. We continue to target 2006 earnings growth of roughly 10% to 15%, which is in-line with current guidance for earnings of $6.00 to $6.25 per share," said Dugas.

      In a separate release, Pulte Homes announced that its Board of Directors has authorized the Company to repurchase up to an additional $200 million of its outstanding stock. "During the fourth quarter of 2005, we repurchased approximately $102 million worth of our outstanding shares, which used all but approximately $20 million of the previous authorization," said Roger A. Cregg, Executive Vice President and CFO. "Given current market conditions, we see an opportunity to invest in our business through the purchase of land assets and our own stock."

FOURTH QUARTER RESULTS

      Revenues from homebuilding settlements for the fourth quarter increased 28% to a record $5 billion. Higher revenues for the period were the result of a 9% increase in average selling price to $321,000 combined with a 17% increase in total home deliveries to 15,670 homes. The higher average selling price for the period reflects a combination of price increases realized during the quarter and changes in the mix of homes delivered.

      Fourth quarter homebuilding pretax income increased 23% to $820.5 million, compared with prior year pretax income of $664.8 million. Pretax income for the period benefited from a 130 basis point decrease in Selling, General & Administrative expenses as a percent of home settlement revenues, partially offset by a 40 basis point decrease in gross margins from home settlements. In addition, land sales during the quarter generated $9.3 million in gross profits, compared with $62.9 million in 2004. Land sales are an important component of the Company's domestic homebuilding operations, but can fluctuate quarter-to-quarter depending upon the timing of individual land transactions.

      The dollar value of net new home orders for the quarter was $3.3 billion, or 9,821 homes, up 24% from the prior year fourth quarter order value of $2.7 billion, or 8,940 homes. Ending backlog for Pulte's homebuilding operations was valued at $6.3 billion, an increase of 22% over the prior year. Yearend unit backlog totaled 17,817 homes, an increase of 12% compared with 15,916 at the end of 2004.

      Fourth quarter pretax income for the Company's financial services operations totaled $25.9 million, compared with prior year pretax income of $17.7 million. The 47% increase in pretax income was driven by an increase in loan originations and a more favorable interest rate environment. Higher homebuilding volumes, combined with a 180 basis point increase in capture rate to 90.6%, helped drive loan production for the period to 14,972 loans, representing $3 billion in principal value.

      Effective with the sale of Pulte Mexico as announced on December 27, 2005, Pulte's Mexican business operations were reclassified into Discontinued Operations. In addition, the Company recorded fourth quarter income in discontinued operations associated with the previously announced judgment in the Company's breach of contract case against the United States government. As reported in a November 18, 2005 press release, the company received $48.7 million from the conclusion of this case, with the funds to be used for general corporate purposes.

FULL YEAR RESULTS

      For the year ended December 31, 2005, Pulte Homes' income from continuing operations increased 45% to $1.4 billion, compared with prior year income of $993.6 million. Earnings from continuing operations for 2005 were $5.47 per diluted share, an increase of 43% over prior year earnings from continuing operations of $3.82 per diluted share. Annual earnings per share for both years have been adjusted for the Company's 2:1 stock split effected September 1, 2005 and for the reclassification of Pulte's Mexico business operations to Discontinued Operations following the sale of its homebuilding operations announced on December 27, 2005.

      Consolidated revenues for 2005 were a record $14.7 billion, up 28% from $11.5 billion in 2004.

      Revenues from homebuilding settlements for 2005 increased 30% to $14.4 billion. Higher revenues for the period resulted from a 10% increase in average selling price to $315,000 combined with an 18% increase in the number of homes closed which totaled a record 45,630 homes. The increase in average selling price for the period reflects a combination of price increases and a favorable change in the mix of product closed during the period.

      Homebuilding pretax income for the year increased 41% to a record $2.3 billion, compared with prior year pretax income of $1.6 billion. Gross margins from home sales for the period increased 80 basis points to 23.4%, while Selling, General & Administrative costs as a percentage of settlement revenues dropped approximately 110 basis points to 7.7%. Land sales for the year generated $18.2 million in pretax income, compared with $99.8 million in 2004.

      For 2005, Pulte's financial services operations reported pretax income of $70.6 million, an increase of 49% over prior year pretax income of $47.4 million. Higher homebuilding volumes, combined with a 140 basis point increase in capture rate to 89.2%, helped drive loan originations for the period to 42,994 loans, representing $8.5 billion in principal value.

      A conference call discussing Pulte Homes' fourth quarter results will be held Thursday, February 2, 2006, at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company's home page at www.pulte.com.

CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, (1) GENERAL ECONOMIC AND BUSINESS CONDITIONS; (2) INTEREST RATE CHANGES AND THE AVAILABILITY OF MORTGAGE FINANCING; (3) THE RELATIVE STABILITY OF DEBT AND EQUITY MARKETS; (4) COMPETITION; (5) THE AVAILABILITY AND COST OF LAND AND OTHER RAW MATERIALS USED BY THE COMPANY IN ITS HOMEBUILDING OPERATIONS; (6) THE AVAILABILITY AND COST OF INSURANCE COVERING RISKS ASSOCIATED WITH OUR BUSINESS; (7) SHORTAGES AND THE COST OF LABOR; (8) WEATHER RELATED SLOWDOWNS; (9) SLOW GROWTH INITIATIVES AND/OR LOCAL BUILDING MORATORIA; (10) GOVERNMENTAL REGULATION, INCLUDING THE INTERPRETATION OF TAX, LABOR AND ENVIRONMENTAL LAWS; (11) CHANGES IN CONSUMER CONFIDENCE AND PREFERENCES; (12) REQUIRED ACCOUNTING CHANGES; (13) TERRORIST ACTS AND OTHER ACTS OF WAR; AND (14) OTHER FACTORS OVER WHICH THE COMPANY HAS LITTLE OR NO CONTROL. ALL FORWARD-LOOKING STATEMENTS MADE ARE MADE AS OF THE DATE HEREOF, AND THE RISK THAT ACTUAL RESULTS WILL DIFFER MATERIALLY FROM EXPECTATIONS WILL INCREASE WITH THE PASSAGE OF TIME. PULTE UNDERTAKES NO DUTY TO UPDATE ANY FORWARD-LOOKING STATEMENT WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR CHANGES IN PULTE'S EXPECTATIONS.

ABOUT PULTE HOMES

      Pulte Homes, Inc., (NYSE: PHM), based in Bloomfield Hills, Mich., is a FORTUNE 200 company with operations in 54 markets and 27 states. In 2005, the company delivered 45,630 homes in the U.S. and generated consolidated revenues of $14.7 billion. During its 56-year history, the company has constructed more than 450,000 homes. In 2005, Pulte Homes received the most awards in the J.D. Power and Associates New Home-Builder Customer Satisfaction Study(sm), marking the sixth-straight year Pulte achieved this distinction among America's largest homebuilding companies. Pulte operations were highest-ranked in 16 markets and were among the top three in 22 of 27 markets in which it qualified. Under its Del Webb brand, Pulte is the nation's largest builder of active adult communities for people age 55 and better. Its DiVosta operation is nationally recognized for a proprietary building system that has delivered more than 25,000 "Built Solid" homes in Florida since 1960. Pulte Mortgage LLC is a nationwide lender and offers Pulte customers a wide variety of loan products and superior customer service.

WEBSITES: www.pulte.com; www.delwebb.com; www.divosta.com
          ------------------------------------------------

                                Pulte Homes, Inc.
                         Condensed Consolidated Results
                                  Of Operations
                     (000's omitted, except per share data)
                                   (Unaudited)

                                Three Months Ended                    Year Ended
                                   December 31,                      December 31,
                           ----------------------------     ------------------------------
                                2005           2004             2005              2004
                           -------------   ------------     ------------      ------------
CONSOLIDATED RESULTS:

Revenues:
 Homebuilding              $  5,077,843    $  4,098,732    $ 14,528,236       $ 11,400,008
 Financial Services              52,497          36,567         161,414            112,719
 Other                            1,260             165           4,885              1,749
                           ------------    ------------    ------------       ------------
Total Revenues             $  5,131,600    $  4,135,464    $ 14,694,535       $ 11,514,476
                           ============    ============    ============       ============

Pretax income (loss):
 Homebuilding              $    820,459    $    664,822    $  2,298,822       $  1,635,580
 Financial Services              25,933          17,677          70,586             47,429
 Other                          (15,799)        (22,019)        (92,394)           (90,685)
                           ------------    ------------    ------------       ------------

Income from continuing
 operations before
 income taxes                   830,593         660,480       2,277,014           1,592,324

Income taxes                    298,856         245,292         840,126             598,751
                           ------------    ------------    ------------        ------------

Income from continuing
 operations                     531,737         415,188       1,436,888            993,573

Income(loss) from
 discontinued
 operations                      42,802         (17,815)         55,025             (7,032)
                           ------------    ------------    ------------       ------------
Net income                 $    574,539    $    397,373    $  1,491,913       $    986,541
                           ============    ============    ============       ============

EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing
 operations                $       2.03    $       1.59    $       5.47       $       3.82
Income (loss) from
 discontinued
 operations                         .16            (.07)            .21               (.03)
                           ------------    ------------    ------------       ------------
Net income                 $       2.19    $       1.52    $       5.68       $       3.79
                           ============    ============    ============       ============
Shares used in per share
   calculations                 262,443         261,412         262,801            260,234
                           ============    ============    ============       ============

                                Pulte Homes, Inc.
                      Condensed Consolidated Balance Sheets
                                ($000's omitted)

                                                     December 31,      December 31,
                                                        2005              2004
                                                     (Unaudited)
                                                   ---------------   ---------------
ASSETS
Cash and equivalents                               $     1,002,268   $       308,118
Unfunded settlements                                       156,663           118,471
House and land inventory                                 8,756,093         7,241,350
Land held for sale                                         257,724           230,086
Land, not owned, under option agreements                    76,671           106,380
Residential mortgage loans
  available-for-sale                                     1,038,506           697,077
Investments in unconsolidated entities                     301,613           258,868
Goodwill                                                   307,693           307,693
Intangible assets, net                                     127,204           135,454
Other assets                                             1,023,739           971,634
Deferred income tax asset                                       --            31,766
                                                   ---------------   ---------------
                                                   $    13,048,174   $    10,406,897
                                                   ===============   ===============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Accounts payable, accrued and other
       liabilities                                 $     2,584,060   $     2,201,852
    Collateralized short-term debt,
       recourse solely to applicable
       subsidiary assets                                   893,001           617,415
    Income taxes                                           219,504           203,806
    Deferred income tax liability                            7,740                --
    Senior notes and subordinated notes                  3,386,527         2,861,550
                                                   ---------------   ---------------

       Total Liabilities                                 7,090,832         5,884,623

Shareholders' Equity                                     5,957,342         4,522,274
                                                   ---------------   ---------------
                                                   $    13,048,174   $    10,406,897
                                                   ===============   ===============

                                Pulte Homes, Inc.
                                  Segment Data
                                ($000's omitted)
                                   (Unaudited)

                                           Three Months Ended                        Year Ended
                                              December 31,                           December 31,
                                  ----------------------------------    ----------------------------------
                                        2005               2004                2005               2004
                                  ---------------    ---------------    ---------------    ---------------
HOMEBUILDING:
    Home sales (settlements)      $     5,027,123    $     3,941,238    $    14,370,667    $    11,094,617
    Land sales                             50,720            157,494            157,569            305,391
                                  ---------------    ---------------    ---------------    ---------------
      Homebuilding
      Revenue                           5,077,843          4,098,732         14,528,236         11,400,008

    Home cost of sales                 (3,903,857)        (3,046,554)       (11,005,591)        (8,583,551)
    Land cost of sales                    (41,387)           (94,601)          (139,377)          (205,589)
    Selling, general
       & administrative
       expense                           (313,900)          (294,647)        (1,107,816)          (973,629)
    Other income (expense), net             1,760              1,892             23,370             (1,659)
                                  ---------------    ---------------    ---------------    ---------------

    Pretax income                 $       820,459    $       664,822    $     2,298,822    $     1,635,580
                                  ===============    ===============    ===============    ===============

FINANCIAL SERVICES:
  Pretax income                   $        25,933    $        17,677    $        70,586    $        47,429
                                  ===============    ===============    ===============    ===============

OTHER:
  Pretax loss:
    Net interest expense          $        (2,481)   $       (11,445)   $       (43,344)   $       (47,372)
    Other expense, net                    (13,318)           (10,574)           (49,050)           (43,313)
                                  ---------------    ---------------    ---------------    ---------------
          Total Other             $       (15,799)   $       (22,019)   $       (92,394)   $       (90,685)
                                  ===============    ===============    ===============    ===============

                                Pulte Homes, Inc.
                             Business Operating Data
                                ($000's omitted)
                                   (Unaudited)

                                          Three Months Ended                Year Ended
                                             December 31,                   December 31,
                                   -----------------------------   -----------------------------
                                         2005          2004             2005            2004
                                   -------------   -------------   -------------   -------------
Homebuilding Settlement Revenues   $   5,027,123   $   3,941,238   $  14,370,667   $  11,094,617
                                   =============   =============   =============   =============

  Unit settlements:
    Northeast                              1,500           1,166           3,909           3,249
    Southeast                              4,201           3,306          12,911           9,362
    Midwest                                2,435           2,137           6,121           5,520
    Central                                2,639           2,347           6,829           6,066
    West                                   4,895           4,468          15,860          14,415
                                   -------------   -------------   -------------   -------------
                                          15,670          13,424          45,630          38,612
                                   =============   =============   =============   =============
  Average selling price            $         321   $         294   $         315   $         287
                                   =============   =============   =============   =============

  Unit net new orders:
    Northeast                                697             778           4,019           3,197
    Southeast                              2,553           2,887          13,271          10,941
    Midwest                                1,332           1,145           6,231           5,396
    Central                                1,873           1,288           7,969           5,987
    West                                   3,366           2,842          16,041          15,055
                                   -------------   -------------   -------------   -------------
                                           9,821           8,940          47,531          40,576
                                   =============   =============   =============   =============
  Unit net new orders -
     dollars:                      $   3,285,000   $   2,650,000   $  15,518,000   $  12,101,000
                                   =============   =============   =============   =============

  Unit backlog:
    Northeast                                                              1,593           1,483
    Southeast                                                              5,665           5,305
    Midwest                                                                1,387           1,277
    Central                                                                2,217           1,077
    West                                                                   6,955           6,774
                                                                   -------------   -------------
                                                                          17,817          15,916
                                                                   =============   =============
  Dollars in backlog                                               $   6,301,000   $   5,154,000
                                                                   =============   =============

                                Pulte Homes, Inc.
                       Business Operating Data, continued
                                ($000's omitted)
                                   (Unaudited)

                                     Three Months Ended                   Year Ended
                                        December 31,                      December 31,
                              ------------------------------    ------------------------------
                                  2005             2004              2005            2004
                              -------------    -------------    -------------    -------------
MORTGAGE ORIGINATIONS:

  Origination volume                 14,972           12,316           42,994           35,232
                              =============    =============    =============    =============

  Origination principal       $   3,046,900    $   2,384,800    $   8,528,600    $   6,739,200
                              =============    =============    =============    =============

  Capture rate percentage              90.6%            88.8%            89.2%            87.8%
                              =============    =============    =============    =============

                                Pulte Homes, Inc.
                            Supplemental Information
                                ($000's omitted)
                                   (Unaudited)

                                          Three Months Ended              Year Ended
                                             December 31,                 December 31,
                                      -------------------------   -------------------------
                                         2005           2004         2005          2004
                                      -----------   -----------   -----------   -----------
Interest expense:
     Homebuilding (included in home
     cost of sales)                   $    58,506   $    45,688   $   179,584   $   133,049
  Financial Services                        5,768         2,592        16,004         7,241
  Other                                     3,721        11,610        48,209        49,121
                                      -----------   -----------   -----------   -----------
         Total interest expense       $    67,995   $    59,890   $   243,797   $   189,411
                                      ===========   ===========   ===========   ===========

Depreciation & amortization           $    16,702   $    12,255   $    61,512   $    46,296
                                      ===========   ===========   ===========   ===========